EXHIBIT T3A.102

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CBL/PARK PLAZA MALL, LLC”, FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE, A.D. 2004, AT 5:12 O’CLOCK P.M.

3812309 8100	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
040418298	AUTHENTICATION: 3154227
DATE: 06-07-04

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

CBL/PARK PLAZA MALL, LLC

1.	The name of the limited liability company is:

CBL/Park Plaza Mall, LLC

2.	The address of its registered office in the State of Delaware is;

2711 Centerville Road, Suite 400

Wilmington, New Castle County. Delaware I9808

The name of its registered agent at such address is:

Corporation Service Company

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CBL/Park Plaza Mall, LLC this 2nd day of June, 2004.

By:	/s/ Jeffery V. Curry
Jeffery V. Curry,
Organizer

State of Delaware Secretary of State Division of Corporations Delivered 05:22 PM 06/04/2004 FILED 05:12 PM 06/04/2004 SRV 040418298—3812309 FILE